EXHIBIT 10.3

                         EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT ("Agreement") made this 1st day of January, 1998 by and among THE ANCHOR BANK, a South Carolina banking corporation with principal offices located at 2002 Oak Street, Myrtle Beach, South Carolina 29578 ("Bank"), ANCHOR FINANCIAL CORPORATION, a South Carolina corporation ("Anchor") and ROBERT R. DURANT, III of Myrtle Beach, South Carolina ("Executive").

                                    RECITALS:

     A. The Executive is, as of the date hereof, employed by the Bank as an executive officer and the Bank desires to insure the Executive's continued employment with the Bank.

     B. The Bank and the Executive mutually desire that their employment relationship be set forth under the terms of a written employment agreement;

In consideration of the foregoing and of the promises and mutual agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1. Employment. The Bank agrees to employ the Executive, and the Executive agrees to serve the bank, on the terms and conditions, set forth herein.

2. Term of Employment. The employment of the Executive by the Bank, as provided under Section 1, shall commence on the date hereof and end on December 31, 2001 (the "Initial Term") unless further extended or sooner terminated as hereinafter provided. On each anniversary date of this Agreement, the term of the
Executive's employment hereunder shall be automatically extended for an additional one year period unless at least 90 days prior to the date of such automatic one year extension, notice is given by the Bank or the Executive that the term of the Executive's employment shall not be extended.

3. Position and Duties. The Executive shall serve as Executive Vice-President and Chief Credit Officer of the Bank and shall be responsible for all duties, authorities and responsibilities as set forth in the Bylaws of the Bank and shall assume such additional responsibilities and authority as may from time to time be assigned to him by the Chief Executive Officer of the Bank. The Executive shall report to, be responsible to, and take direction from the Chief Executive Officer of the Bank. The Executive shall perform his responsibilities and duties in the best interests of the Bank and its stockholders.

4. Place of Performance. In connection with the Executive's employment hereunder, the Executive shall be based initially at the Bank's main office located in Myrtle Beach, South Carolina, subject to reasonable travel necessary to the business of the Bank.

5. Compensation and Benefits. In consideration of the Executive's performance of his duties hereunder, the Bank shall provide the Executive with the following compensation and benefits during the term of his employment hereunder.

         a. Base salary. Commencing on the first day after the Effective Date, and continuing during the term hereof, including extensions, the Executive shall serve on a full-time basis as the Executive Vice-President and Chief Credit Officer of the Bank. During his full-time employment, Executive shall receive a per annum salary of $150,000, payable in equal installments in arrears on the last day of the month. During the term of the Executive's employment under this Agreement, the Bank's Chief Executive Officer periodically will review and may increase (but not decrease) the Executive's base salary rate in accordance with the Bank's salary administration policies and procedures in effect from time to time; and each change in the base salary amount listed in this section shall become the new base salary amount. Provided, however, that the Chief Executive Officer shall have no obligation to increase the Executive's


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         base salary rate at any particular  time or in any  particular  amount, and any such increase shall be in the sole and absolute discretion of the Chief Executive Officer.

         b. Bonus and Incentive Compensation. The Bank shall pay to the Executive with respect to each fiscal year during the term of the Executive's employment hereunder, such cash bonus as Chief Executive Officer of the Bank (exclusive of the Executive) shall determine and the Board of Directors shall ratify in their sole discretion; provided, however, in no event shall this paragraph b. be deemed to require that any such bonus be paid with respect to any such fiscal year. In addition, and without diminution of any other compensation or benefit provided for in this Agreement, the Executive shall have the right to participate in any Incentive Compensation Plan adopted by the Bank or in any such plan adopted or sponsored by Anchor in which the senior officers of any of its banking subsidiaries are participants.

         c. Expenses. The Bank, as applicable, shall reimburse the Executive for all proper and reasonable out-of-pocket expenses incurred by the Executive in his performance of services hereunder, including all such expenses of travel and living expense while away from home on business of the Bank, provided that such expenses are incurred and accounted for in accordance with the regular policies and procedures established by the Bank from time to time.

         d. Employee Benefits. The Executive shall be entitled to participate in or receive benefits under any employee benefit plan or arrangement made available by the Bank in the future to their executives (whether or not inclusive of their employees generally), subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Neither coverage nor benefits paid under any such plan made available shall be deemed to be in lieu of the salary payable to the Executive under paragraph (a) of this Section 5.

         e. Vacations. The Executive shall be entitled to the number of vacation days in each calendar year, and to compensation in respect of earned but unused vacation days, determined in accordance with the Bank's vacation plan as applicable to the Executive, as well as to all paid holidays provided by the Bank to their executives.

         f. Services. The Bank shall furnish the Executive with office space, secretarial and administrative assistance, and such other facilities and services as shall be suitable to his position and adequate for the performance of his duties hereunder.

         g. Club Dues. The Bank shall pay for the Executive's regular annual membership dues in Wachesaw Plantation Golf Club.

6. Compensation and Benefits in the Event of Termination. In the event of the termination of the Executive's employment by the Bank or by the Executive during the term of this Agreement, compensation and benefits shall be paid as set forth below.

         a. Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated:

                  (i) "Cause" shall mean (A) the breach by Executive of any material provision of this Agreement, provided that Bank gives the Executive written notice of such failure and such failure is not cured within thirty (30) days thereafter; (B) the willful and continued failure by the Executive to substantially perform his duties under this Agreement (other than the Executive's inability to perform, with or without reasonable accommodation, resulting from his incapacity due to physical or mental illness or impairment), after a demand for substantial performance is delivered to him by the Board of Directors of the Bank, which

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                  demand  specifically   identifies  the  manner  in  which  the
                  Executive is alleged to have not  substantially  performed his
                  duties;   (C)  the  willful   engaging  by  the  Executive  in
                  misconduct   (criminal,   immoral  or   otherwise)   which  is
                  materially  injurious to the Bank,  its  officers,  directors,
                  shareholders,   employees,   or   customers,   monetarily   or
                  otherwise; (D) the Executive's conviction of a felony; or (E) the commission in the course of the Executive's employment of an act of fraud, embezzlement, theft or proven dishonesty, or any other illegal act or practice, which would constitute a felony, (whether or not resulting in criminal prosecution or conviction), or any act or practice which the Bank shall, in good faith, deem to have resulted in the Executive becoming
                  unbondable   under  the  Bank's   "banker's   blanket   bond".
                  Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until Executive has been afforded a reasonable opportunity, together with his counsel, to be heard before the Board of Directors of the Bank, and a written finding has been delivered to him to the effect that in the good faith opinion of the Board of Directors of the Bank, the Executive was guilty of conduct as set forth under clause (A), (B), (C), (D) or (E) of the first sentence of this sub-paragraph, specifying in writing the particulars thereof in detail.

                  (ii) "Change in Control" shall mean either:

                           (A) the acquisition, directly or indirectly, by any "person" (as such term is defined for purposes of
                           Section 13(d) and 14(d) of the Securities Exchange Act of 1934 ("Exchange Act")), other than by the Bank, Anchor or any subsidiary controlled by Anchor or any person so defined who on the date of this Agreement is a director of the Bank or Anchor, or whose shares of stock therein are treated as "beneficially owned" (as such term is defined for purposes of Rule 13d-3 of the Exchange Act) by any such director, of the beneficial ownership [as such term is defined for purposes of section 13(d) (1) of the Exchange Act] of shares in the Bank or Anchor which, when added to any other shares the beneficial ownership of which is held by such acquiror, shall have fifty percent (50%) or more of the combined voting power of the Bank or Anchor's then outstanding voting securities; or

                           (B) the occurrence of any merger, consolidation or reorganization to which the Bank or Anchor is a party and to which the Bank or Anchor (or an entity controlled by the Bank or Anchor) is not a surviving entity, or the sale of all or substantially all of the assets of the Bank or Anchor. The merger, combination, or consolidation of the Bank with Anchor or any other wholly owned Subsidiary of Anchor shall not be construed as a Change in Control.

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                  (iii) "Date of Termination" shall mean: (A) if the Executive's employment is terminated by reason of his death, his date of death; (B) if the Executive's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of his duties as provided under sub-paragraph
                  (iv)  of  this  paragraph  a.;  or  (C)  if  the   Executive's
                  employment is terminated by action of either party for any other reason, the date specified in the Notice of Termination; provided, however, that if within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally resolved, either by mutual written agreement of the parties, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

                  (iv) "Disability" shall mean the Executive's failure to satisfactorily perform the essential functions of his office on a full-time basis for one hundred and eighty (180) consecutive days, with or without accommodation, by reason of the Executive's incapacity resulting from physical or mental illness or impairment, except where within fifteen (15) days after Notice of Termination is given following such absence, the Executive shall have returned to the satisfactory, full time performance of such duties. Any determination of Disability hereunder shall be made by the Board of Directors of the Bank in good faith and on the basis of the certificates of at least three (3) qualified physicians chosen by it for such purpose, one (1) of whom shall be the Executive's regular attending physician.

                  (v) "Good Reason" shall mean either:

                           (A) Failure by the Bank to comply with any material provision of this Agreement, provided that the Executive gives the Bank (as applicable) written notice of such failure and such failure is not cured within thirty (30) days thereafter:

                   (B) Failure by the Bank to obtain the assumption of its obligations under this Agreement by any successor; or

                           (C) Any of the following which shall occur coincident with or following a Change in Control:

                                    (1) Without the Executive's  express written
                                    consent, the assignment to him of any duties
                                    inconsistent  with and in  diminution of his
                                    positions,   duties,   responsibilities  and
                                    status  with the Bank  immediately  prior to
                                    such   Change  in   Control,   or  a  change
                                    resulting  in  diminution  of his  reporting
                                    responsibilities,  titles or  offices  as in
                                    effect  immediately  prior to such Change in
                                    Control,  or any  removal of him from or any
                                    failure  to  re-elect  him to  any  of  such
                                    positions   resulting  in  such  diminution,
                                    except in connection with the termination of his employment for Cause, Disability or Retirement or as a result of his death or termination of employment by him other than for Good Reason;

                                    (2) Without the Executive's express written consent, the Bank's requiring him to be based anywhere other than within twenty-five
                                    (25) miles of Myrtle Beach, South Carolina except for required travel on the Bank's business consistent with his business travel

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                                    obligations immediately prior to such Change
                                    in Control; or

                                    (3) The  failure by the Bank to comply  with
                                    Section 5 of this Agreement.

                           (D) Any purported termination of the Executive's employment by action of the Bank which is not effected pursuant to a Notice of Termination.

                   (vi) "Notice of Termination" shall mean a written notice which shall include the specific termination provision under this Agreement relied upon, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment. Any purported termination of the Executive's employment hereunder by action of either party shall be communicated by delivery of a Notice of Termination to the other party.

                   (vii) "Retirement" shall mean termination of the Executive's employment pursuant to the Bank's regular retirement policy applicable to the position held by the Executive at the time of such termination.

         b. Termination For Cause, Disability, Death, Retirement or other Than for Good Reason. In the event the Executive's employment hereunder is terminated (A) by action of the Bank for Cause prior to a Change in Control or for Cause coincident with or following a Change in Control;
         (B) by action of the Executive not for Good Reason, at any time; or (C) by reason of the Executive's death, Disability or Retirement, the following compensation and benefits shall be paid and provided the Executive (or his beneficiary):

                  (1) The Executive's base salary provided under paragraph a. of
                  Section 5 through the last day of the month in which the Date of Termination occurs, at the annual rate in effect at the time Notice of Termination is given (or death occurs), to the extent unpaid prior to such Date of Termination;

                  (2) Any bonus under paragraph b. of Section 5 which has been awarded prior to the Date of Termination, to the extent unpaid prior to such date;

                  (3) Any benefits to which the Executive (or his beneficiary) may be entitled as a result of such termination, under the terms and conditions of the pertinent plans or arrangements in effect at the time of the Notice of Termination under paragraph d. of Section 5; and

                  (4) Any amounts due the Executive with respect to paragraph c. or paragraph e. of Section 5 as of the Date of Termination.

         c. Termination for Good Reason or Other Than For Cause, Disability, Death or Retirement. In the event the Executive's employment hereunder is terminated other than by reason of the Executive's death, Disability or Retirement, and (A) by action of the Executive coincident with, following, or prior to a Change in Control and for Good Reason, or (B) by action of the Bank coincident with, following or prior to a Change in Control and other than for Cause, the Bank shall pay and provide the Executive the compensation and benefits stipulated under subparagraph
         b. immediately above; provided, however, in addition thereto and without setoff, the following compensation shall be paid and provided the Executive:

         For the remaining Term of this Agreement, (i) the Bank shall continue to pay to the Executive the Base Salary provided for in Section 5.a.

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         above (at the Executive's Base Salary rate provided for in that Section immediately prior to the Date of Termination) and, (ii) at its sole cost and expense, the Bank will continue to provide the Executive with the insurance coverages he would have had had he remained as an
         employee  of  the  Bank  or  with  insurance  coverages   substantially
         equivalent thereto, or, at the Bank's request (and so long as such coverage reasonably can be obtained by the Executive himself), the Executive will obtain substantially equivalent insurance coverages from insurance companies chosen by him and the Bank promptly will reimburse Executive for premium costs actually incurred by him from time to time for the same. If termination pursuant to this section c. shall occur during the last twelve months of the term of this Agreement, the Executive shall be entitled to receive the Base Salary pursuant to section 5a. and the insurance benefits discussed immediately above for a period of twelve months subsequent to such termination. The Base Salary shall continue to be payable in equal installments in arrears on the last day of the month; provided, however if the payment under this section, either alone or together with other payments which the Executive has the right to receive from the Bank, would constitute a "parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), such severance payment shall be reduced to the largest amount as will result in no portion of the severance payment under this Section 6 being subject to the excise tax imposed by Section 4999 of the Code or the disallowance of a deduction to the Bank under Section 280G(a) of the Code.

7.       Confidentiality.

         a. The Executive recognizes that his activities on behalf of the Bank require considerable responsibility and trust. Relying on the ethical responsibilities and undivided loyalty of the Executive, the Bank has and will and Anchor and its Subsidiaries will in the future entrust the Executive with highly sensitive confidential, restricted and proprietary information involving Confidential Information (as defined below).

         b. For the purposes of this Agreement, "Confidential Information" means any data or information, that is material to the Bank, Anchor or the subsidiaries of Anchor, and not generally known by the public. To the extent consistent with the foregoing definition, Confidential Information includes (without limitation):

                  i.       the   sales   records,   circulation,    profit   and
                           performance reports, pricing manuals, training manuals, selling and pricing procedures, financing methods of the Bank, Anchor or the Subsidiaries of Anchor, and all other business records of the Bank, Anchor or the Subsidiaries of Anchor.

                  ii. the identities of the customers of the Bank, Anchor or the Subsidiaries of Anchor, their specific demands, and their current and anticipated requirements for the products of the Bank, Anchor or the Subsidiaries of Anchor.

                  iii.     the business plans and internal financial  statements
                           and   projections   of  the   Bank,   Anchor  or  the
                           Subsidiaries of Anchor; and

                  iv. the specifics of any specialized products or services of the Bank, Anchor or the Subsidiary of Anchor may offer or provide to its customers.

         The Executive recognizes the proprietary and sensitive nature of the Bank, Anchor and its Subsidiaries' Confidential Information. The Executive agrees to abide by all of the Bank and Anchor's rules and procedures designed to protect their Confidential Information and to preserve and maintain all such information in strict confidence during

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         the Executive's  engagement with the Bank and as long thereafter as the
         Confidential Information remains, in the sole opinion of the Bank, Anchor and its Subsidiaries, proprietary and confidential to the Bank, Anchor and its Subsidiaries. The Executive agrees not to use, disclose or in any other way use or disseminate any Confidential Information to any person not properly authorized by the Bank, Anchor or the Subsidiaries of Anchor.

8. Return of Materials. Upon the request of the Bank, and in any event, upon the termination of the Executive's employment, the Executive must return to the Bank, Anchor or the Subsidiaries of Anchor and leave at the disposal of the Bank, Anchor or the Subsidiaries of Anchor, all memoranda, notes, records, and other documents pertaining to the business of the Bank, Anchor and the Subsidiaries of Anchor, or the Executive's specific duties for such entities (including all copies of such materials). The Executive must also return to the Bank, Anchor and the Subsidiaries of Anchor, and leave at the disposal of the Bank, Anchor and the Subsidiaries of Anchor, all materials involving any Confidential Information of the respective entities.

9.       Implementation.

         a. The covenants contained herein shall be construed as covenants independent of one another, and as obligations distinct from any other contract between the Executive and the Bank. Any claim the Executive may have against the Bank shall not constitute a defense to enforcement by the Bank of this Agreement.

         b. The covenants made by the Executive herein shall survive termination of the Executive's employment, regardless of who causes the termination and under what circumstances.

10. Restrictive Covenant. In consideration of the Bank's employment of the Executive, the Executive agrees that in addition to any other limitation, for a period of twelve (12) months after the termination of his employment hereunder, the termination of this Agreement or the completion of Base Salary payments pursuant to section 6.c. above, whichever is later, he will not, within a twenty-five (25) mile radius of Myrtle Beach, South Carolina (or any office of a Subsidiary of Anchor, if Executive should be employed by and located at a Subsidiary of Anchor other than in Myrtle Beach, South Carolina), manage, operate or be employed by, participate in, or be connected in any manner with the management, operation, or control of any banking business or savings and loan business or financial services business. The Executive further agrees, regardless of the circumstances of the termination of employment, that for a period of twelve (12) months after the termination of his employment hereunder, the termination of this Agreement or the completion of Base Salary payments pursuant to section 6.c. above, he will not solicit the business or patronage, directly or indirectly, from any customers of the Bank (or any other office of a Subsidiary of Anchor if Executive should have been employed by and located at such office) and the Executive will not seek to or assist others to persuade any employee of the Bank engaged in similar work or related to the Bank's work to discontinue employment with the Bank or seek employment or engage in any business of the Bank. Furthermore, the Executive will not communicate to any person, firm or corporation any information related to customer lists, prices, secrets or other Confidential Information which he might from time to time acquire with respect to the business of the Bank, Anchor, or its Subsidiaries, or any of their affiliates. The Executive agrees to disclose the contents of this Agreement to any subsequent employer for a period of twelve (12) months following termination of his employment hereunder, the termination of this Agreement or completion of Base salary payments pursuant to 6.c. above, whichever is later.

11. Remedies for Breach of Employment Contract. Irreparable harm shall be presumed if the Executive breaches any covenant of this Agreement. The faithful observance of all covenants in this Agreement is an essential condition to the Executive's employment, and the Bank, Anchor and the Subsidiaries of Anchor are depending upon absolute compliance. Damages would

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probably be very  difficult to ascertain if the Executive  breached any covenant in this Agreement. This Agreement is intended to protect the proprietary rights of the Bank, Anchor and the Subsidiaries of Anchor in many important ways. In light of these facts, the Executive agrees that any court of competent jurisdiction should immediately enjoin any breach of this Agreement, upon the request of the Bank, Anchor and the Subsidiaries of Anchor, and the Executive specifically releases the Bank, Anchor, and the Subsidiaries of Anchor, from the requirement to post any bond in connection with a temporary or interlocutory injunctive relief, to the extent permitted by law.

12. Withholding. Any provision of this Agreement to the contrary notwithstanding, all payments made by the Bank hereunder to the Executive or his estate or beneficiaries shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Bank may reasonably determine should be withheld pursuant to any applicable law or regulation. In lieu of withholding such amounts, the Bank may accept other provisions to the end that they have sufficient funds to pay all taxes required by law to be withheld in respect of any or all such payments.

13. Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be sufficiently given if and when mailed in the continental United States by registered or certified mail, or personally delivered to the party entitled thereto, at the address stated below or to such changed address as the addressee may have given by a similar notice:

         To the Bank:                 Chairman of the Board
                                      Anchor Financial Corporation
                                      2002 Oak Street
                                      Myrtle Beach, South Carolina 29577

         with copy to:                Ann W. Langston
                                      Gerrish & McCreary, P.C.
                                      700 Colonial Road, Suite 200
                                      Memphis, Tennessee 38117

         To the Executive:            Robert R. DuRant, III
                                      -----------------------------------
                                      -----------------------------------

14. Successors; Binding Agreement. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable to him hereunder if he had continued to live, all such amounts, except to the extent otherwise provided under this Agreement, shall be paid in accordance with the terms of this Agreement to his devisee, legatee or other designee, or if there be no such designee, to the Executive's estate.

15. Modification, Waiver or Discharge. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the executive and an authorized officer of the Bank. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement; provided, however, that this Agreement shall not supersede or in any way limit the right, duties or obligations that the Executive or the Bank may have under any other written agreement between such parties, under any employee pension benefit plan or employee welfare benefit plan as defined under the Employee Retirement Income Security Act of 1974, as amended, and maintained by the

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



Bank, or under any established personnel practice or policy applicable to the Executive.

16. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of South Carolina. Any arbitration, proceeding or litigation pertaining to this Agreement shall be located in Horry County, South Carolina or such other location as determined by the Bank.

17. Validity. The invalidity or unenforceability of any provision of this Agreement shall not effect the validity or enforceability of any other provision of this Agreement, which latter shall remain in full force and effect.

18.      Miscellaneous.

         a. No Right of Set-off, Etc. There shall be no right of set-off or counterclaim, in respect of any claim, debt or obligation against any payments to the Executive, his beneficiaries or estates provided for in this Agreement.

         b. No Adequate Remedy At Law. The Bank and the Executive recognize that each party will have no adequate remedy at law for breach by the other of any of the agreements contained herein and, in the event of any such breach, the Bank and the Executive hereby agree and consent that the other shall be entitled to decree of specific performance, mandamus, or other appropriate remedy to enforce performance of such agreements.

         c. Non-Assignability. No right, benefit, or interest hereunder shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation, or setoff in respect of any claim, debt or obligation, or to execution, attachment, levy or similar process, or assignment by operation of law. Any attempt, voluntary or involuntary, to effect any action specified in the immediately preceding sentence shall, to the full extent permitted by law, be null, void and of no effect. Any of the foregoing to the contrary notwithstanding, this provision shall not preclude the Executive from designating one or more beneficiaries to receive any amount that may be payable after his death, and shall not preclude the legal representative of the Executive's estate from assigning any right hereunder to the person or persons entitled thereto under his will or, in the case of intestacy applicable to his estate.

19. Enforcement of Agreement; Attorneys' Fees. In the event litigation is commenced by the Executive against the Bank in seeking to obtain or enforce any right, benefit or payment under this Agreement or to enforce any obligation of the Bank described herein, then, provided the Executive shall prevail in such litigation, the Bank shall be obligated to pay all reasonable expenses (including without limitation all reasonable attorneys' fees and court costs) paid or incurred by the Executive in connection with such litigation.

20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the Executive, Anchor and the Bank (by action of its duly authorized officer) have executed this Agreement on the date first above written.

                                           THE ANCHOR BANK
ATTEST: /s/                                By: /s/
                                           Name:______________________________
                                           Title:_____________________________


                                           EXECUTIVE

ATTEST: /s/                                /s/
                                           Robert R. DuRant, III




THIS AGREEMENT SUPERCEDES ANY AND ALL PREVIOUS EXECUTIVE EMPLOYMENT AGREEMENTS BETWEEN ANCHOR AND THE EXECUTIVE.

                                       10